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                                                                     EXHIBIT 8.1


                           SUBSIDIARIES OF THE COMPANY


                     Name                                        Country
-------------------------------------------------------   ----------------------
Wing Shing Products (BVI) Company Limited .............   British Virgin Islands
Wing Shing Overseas Limited ...........................   British Virgin Islands
Pentalpha Enterprises Limited .........................   Hong Kong
Pentalpha Hong Kong Limited ...........................   Hong Kong
Kwong Lee Shun Trading Company Limited ................   Hong Kong
Dongguan Wing Shing Electrical Products Factory
  Company Limited .....................................   China
Global-Tech USA, Inc. .................................   United States
Pentalpha Macau Commercial Offshore Limited ...........   Macau
Global Lite Array (BVI) Limited .......................   British Virgin Islands
Lite Array, (BVI) Company Limited(1) ..................   British Virgin Islands
Lite Array, Inc. ......................................   United States
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(1)  Subsidiary of Global Lite Array (BVI) Limited.